Exhibit 99.1

Definitive Healthcare Reports Financial Results for First Quarter Fiscal Year 2025

First Quarter Revenue Exceeded Guidance

Framingham, MA (May 8, 2025) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights:

•
Revenue was $59.2 million, a decrease of 7% from $63.5 million in Q1 2024.

•
Net Loss, inclusive of goodwill impairment charges of $176.5 million, was $(155.1) million, or (262)% of revenue, compared to $(12.7) million or (20)% of revenue in Q1 2024.

•
Adjusted Net Income was $7.0 million, compared to $13.0 million in Q1 2024.

•
Adjusted EBITDA was $14.7 million, or 25% of revenue, compared to $20.0 million, or 32% of revenue in Q1 2024.

•
Cash Flow from Operations was $26.1 million in the quarter.

•
Unlevered Free Cash Flow was $22.9 million in the quarter.

“We delivered first quarter results above the high end of our guidance for both revenue and earnings, reflecting solid new logo momentum across markets, and our continued focus on operational efficiency,” said Kevin Coop, CEO of Definitive Healthcare. “Even with rising macroeconomic uncertainty, we remain firmly on track to meet our full-year financial targets.”

Recent Business and Operating Highlights:

Customer Wins

In the first quarter, Definitive Healthcare continued to win new logos and expansion opportunities across all end-markets, by providing the data, insights, and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A California-based medical device company, focused on continuous patient monitoring, recently selected our Carevoyance platform to equip their sales team with the insights and data they need to identify high-value targets, including ambulatory surgery centers and hospitals.
•
A regional health system in the Southern US recently selected our Populi platform to support new service line expansions, physician recruitment, and telemedicine growth opportunities, along with competitive intelligence and insights on technology adoption.
•
A leading office supply company recently returned to Definitive Healthcare after switching to a competitor in 2023. The decision was driven by our comprehensive data on hospitals, health systems, and post-acute care organizations, our robust affiliations and hierarchy insights that were critical for their enterprise sales team, and our ability to easily integrate with Salesforce.com.
•
As we expand our focus on digital marketing activation partnerships, we recently signed two leading healthcare advertising agencies. Both agencies are currently ramping, and we expect to see momentum continuing to build in the second half of 2025.

Business Outlook

Based on information as of May 8, 2025, the Company is issuing the following financial guidance.

Second Quarter 2025:

•
Revenue is expected to be in the range of $58.5 – $60.0 million.
•
Adjusted Operating Income is expected to be in the range of $12.0 – $13.0 million.
•
Adjusted EBITDA is expected to be in the range of $15.0 – $16.0 million, and 25 – 27% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $6.5 – $7.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.04 to $0.05 per share on approximately 147.9 million weighted-average shares outstanding.

Full Year 2025:

•
Revenue is expected to be in the range of $234.0 – $240.0 million, raising the bottom end of our prior range by $4.0 million.
•
Adjusted Operating Income is expected to be in the range of $49.0 – $53.0 million.
•
Adjusted EBITDA is expected to be in the range of $61.0 – $65.0 million, for a full-year adjusted EBITDA margin ranging from 26 – 28%.
•
Adjusted Net Income is expected to be $30.0 – $34.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.20 – $0.23 per share on approximately 148.8 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty in predicting certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today May 8, 2025, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through June 7, 2025, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including tariffs, sanctions, trade barriers, recessions, fluctuating inflation, high interest rates, volatility in the capital markets and related market uncertainty; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; and the risks of being required to collect sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not required by or prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense (income), net, and loss on partial extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest (expense), income net, recurring income tax (provision) benefit, foreign currency gain (loss), and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$106,099	$105,378
Short-term investments	94,574	184,786
Accounts receivable, net	42,923	53,232
Prepaid expenses and other assets	16,173	13,040
Deferred contract costs	13,673	13,736
Total current assets	273,442	370,172
Property and equipment, net	9,483	3,791
Operating lease right-of-use assets, net	6,982	7,521
Other assets	2,991	2,300
Deferred contract costs	14,299	14,389
Intangible assets, net	284,708	297,933
Goodwill	216,752	393,283
Total assets	$808,657	$1,089,389
Liabilities and Equity
Current liabilities:
Accounts payable	8,218	10,763
Accrued expenses and other liabilities	26,963	40,896
Deferred revenue	109,724	93,344
Term loan	8,750	13,750
Operating lease liabilities	2,422	2,408
Total current liabilities	156,077	161,161
Long term liabilities:
Deferred revenue	2,790	32
Term loan	162,385	229,368
Operating lease liabilities	7,051	7,586
Tax receivable agreements liability	23,124	49,511
Deferred tax liabilities	13,912	25,088
Other liabilities	7,413	9,449
Total liabilities	372,752	482,195

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 109,646,157 and 113,953,554 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	110	114
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 38,997,184 and 38,995,217 shares issued and outstanding, respectively, at March 31, 2025, and 39,439,198 and 39,375,806 shares issued and outstanding, respectively, at December 31, 2024	—	—
Additional paid-in capital	1,071,732	1,085,445
Accumulated other comprehensive deficit	(1,264)	(610)
Accumulated deficit	(747,802)	(640,574)
Noncontrolling interests	113,129	162,819
Total equity	435,905	607,194
Total liabilities and equity	$808,657	$1,089,389

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$59,191	$63,480
Cost of revenue:
Cost of revenue exclusive of amortization (1)	10,141	9,736
Amortization	5,290	3,362
Gross profit	43,760	50,382
Operating expenses:
Sales and marketing (1)	20,653	21,760
Product development (1)	9,301	10,132
General and administrative (1)	12,269	16,883
Depreciation and amortization	8,527	9,322
Transaction, integration, and restructuring expenses	1,265	8,534
Goodwill impairment	176,531	-
Total operating expenses	228,546	66,631
Loss from operations	(184,786)	(16,249)
Other (expense) income, net
Interest (expense) income, net	(381)	111
Other income, net	19,188	2,640
Total other income, net	18,807	2,751
Net loss before income taxes	(165,979)	(13,498)
Benefit from income taxes	10,886	780
Net loss	(155,093)	(12,718)
Less: Net loss attributable to noncontrolling interests	(47,865)	(3,200)
Net loss attributable to Definitive Healthcare Corp.	$(107,228)	$(9,518)
Net loss per share of Class A Common Stock:
Basic and diluted	$(0.95)	$(0.08)
Weighted average Class A Common Stock outstanding:
Basic and diluted	112,782,505	117,433,520

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended March 31,
	2025	2024
Cost of revenue	$160	$271
Sales and marketing	1,179	2,271
Product development	1,739	2,761
General and administrative	4,241	10,279
Total equity-based compensation expense	$7,319	$15,582

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows provided by (used in) operating activities:
Net loss	$(155,093)	$(12,718)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	591	554
Amortization of intangible assets	13,226	12,130
Amortization of deferred contract costs	3,947	3,692
Equity-based compensation	7,319	15,582
Amortization of debt issuance costs	126	176
(Benefit from) provision for doubtful accounts receivable	(142)	211
Loss on partial extinguishment of debt	507	—
Non-cash restructuring charges	192	—
Goodwill impairment charges	176,531	—
Tax receivable agreement remeasurement	(20,664)	(2,267)
Changes in fair value of contingent consideration	(690)	270
Deferred income taxes	(11,007)	(847)
Changes in operating assets and liabilities:
Accounts receivable	10,351	2,999
Prepaid expenses and other assets	(5,683)	(1,399)
Deferred contract costs	(3,794)	(2,699)
Contingent consideration	—	(602)
Accounts payable, accrued expenses, and other liabilities	(8,745)	(8,231)
Deferred revenue	19,094	9,738
Net cash provided by operating activities	26,066	16,589
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(7,706)	(266)
Purchases of short-term investments	(12,000)	(83,826)
Maturities of short-term investments	103,251	73,588
Cash paid for acquisitions, net of cash acquired	—	(13,530)
Net cash provided by (used in) investing activities	83,545	(24,034)
Cash flows used in financing activities:
Repayments of term loan	(246,250)	(3,438)
Proceeds from term loan	175,000	—
Payments of debt issuance costs	(1,660)	—
Taxes paid related to net share settlement of equity awards	(1,874)	(5,806)
Repurchases of Class A Common Stock	(21,155)	—
Payments of contingent consideration	—	(1,000)
Payments under tax receivable agreement	(13,767)	(6,950)
Net cash used in financing activities	(109,706)	(17,194)
Net decrease in cash and cash equivalents	(95)	(24,639)
Effect of exchange rate changes on cash and cash equivalents	816	(343)
Cash and cash equivalents, beginning of period	105,378	130,976
Cash and cash equivalents, end of period	$106,099	$105,994
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,242	$3,642
Income taxes	$32	$—
Acquisitions:
Net assets acquired, net of cash acquired	$—	$13,675
Working capital adjustment receivable	—	(145)
Net cash paid for acquisitions	$—	$13,530
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$5,393	$—

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$26,066	$16,589
Purchases of property, equipment, and other assets	(7,706)	(266)
Interest paid in cash	2,242	3,642
Transaction, integration, and restructuring expenses paid in cash (a)	1,763	8,264
Earnout payment (b)	—	602
Other non-core items (c)	560	(528)
Unlevered Free Cash Flow	$22,925	$28,303

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(155,093)	$(12,718)
Add: Income tax benefit	(10,886)	(780)
Add: Interest expense (income), net	381	(111)
Add: Loss on partial extinguishment from debt	507	—
Add: Other income, net	(19,695)	(2,640)
Loss from operations	(184,786)	(16,249)
Add: Amortization of intangible assets acquired through business combinations	11,089	11,211
Add: Equity-based compensation	7,319	15,582
Add: Transaction, integration, and restructuring expenses	1,265	8,534
Add: Goodwill impairment charge	176,531	—
Add: Other non-core items	560	(528)
Adjusted Operating Income	11,978	18,550
Less: Interest (expense) income, net	(381)	111
Less: Recurring income tax benefit	352	780
Less: Foreign currency (loss) gain	(969)	373
Less: Tax impacts of adjustments to net loss	(4,008)	(6,772)
Adjusted Net Income	$6,972	$13,042
Shares for Adjusted Net Income Per Diluted Share (a)	151,800,030	156,634,698
Adjusted Net Income Per Share	$0.05	$0.08

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 162,079,150 and 164,977,953 as of March 31, 2025 and 2024, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2025		2024
(in thousands)	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$43,760	74%	$50,382	79%
Amortization of intangible assets acquired through business combinations	3,153	5%	2,443	4%
Equity compensation costs	160	0%	271	0%
Adjusted gross profit and margin	$47,073	80%	$53,096	84%

Reconciliation of GAAP Net Loss and Margin to Adjusted EBITDA and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2025		2024
	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(155,093)	(262)%	$(12,718)	(20)%
Interest expense (income), net	381	1%	(111)	(0)%
Benefit from income taxes	(10,886)	(18)%	(780)	(1)%
Loss on partial extinguishment of debt	507	1%	—	0%
Depreciation & amortization	13,817	23%	12,684	20%
EBITDA and margin	(151,274)	(256)%	(925)	(1)%
Other income, net (a)	(19,695)	(33)%	(2,640)	(4)%
Equity-based compensation (b)	7,319	12%	15,582	25%
Transaction, integration, and restructuring expenses (c)	1,265	2%	8,534	13%
Goodwill impairment (d)	176,531	298%	—	0%
Other non-core items (e)	560	1%	(528)	(1)%
Adjusted EBITDA and margin	$14,706	25%	$20,023	32%

(a) Primarily represents foreign exchange and Tax Receivable Agreement liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions and strategic partnerships. Restructuring expenses relate to the 2024 Restructuring Plan as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended March 31,
(in thousands)	2025	2024
Merger and acquisition due diligence and transaction costs	$1,178	$609
Integration costs	557	434
Fair value adjustment for contingent consideration	(690)	270
Restructuring charges for severance and other separation costs	28	7,221
Office closure and relocation restructuring charges and impairments	192	—
Total transaction, integration and restructuring expenses	$1,265	$8,534

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of a sustained decrease in our stock price, which represented a triggering event requiring our management to perform a quantitative goodwill impairment test as of the end of the first quarter of 2025. As a result of the impairment test conducted, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded the impairment charge.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-recurring items.

	Three Months Ended March 31,
(in thousands)	2025	2024
Non-core legal and regulatory	$53	$(865)
Consulting and severance costs for strategic transition initiatives	168	330
Other non-core expenses	339	7
Total other non-core items	$560	$(528)